Exhibit 4.2

BEYOND MEAT, INC.
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of October 5, 2018 by and among Beyond Meat, Inc. (f/k/a Savage River, Inc.), a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (the “New Investors”), each of the investors listed on Schedule B hereto (the “Existing Investors” and, together with the New Investors, the “Investors”), and each of the stockholders or holders of options listed on Schedule C hereto (the “Key Holders”).
RECITALS
WHEREAS, the Company, the Existing Investors and the Key Holders are parties to an Amended and Restated Investors’ Rights Agreement dated as of November 22, 2017 (the “Prior Agreement”); and
WHEREAS, the Company, certain of the Existing Investors and the New Investors have entered into a Series H Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof, pursuant to which the Company desires to sell to such Investors and such Investors desire to purchase from the Company shares of the Company’s Series H Preferred Stock. In order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;
WHEREAS, the Company, the Existing Investors and the Key Holders desire to amend and restate the Prior Agreement in its entirety as set forth herein;
NOW, THEREFORE, the parties hereby agree as follows:

A.	Amendment of Prior Agreement; Waiver of Right of First Offer.
Pursuant to Section 6.6 of the Prior Agreement, effective and contingent upon execution of this Agreement by the Company and the holders of at least 55% of the Registrable Securities (as defined in the Prior Agreement) then outstanding, voting together as a single class on an as- converted to Common Stock basis, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Key Holders, the Existing Investors and the New Investors shall be bound by the provisions hereof as the sole agreement of the Company, the Key Holders, the Existing Investors and the New Investors with respect to the subject matter hereof. The Existing Investors that are Major Investors (as that term is defined in the Prior Agreement) hereby waive the right of first offer, including the notice requirements, set forth in Section 4.1 of the Prior Agreement with respect to the issuance of Series H Preferred Stock (and the shares of Common Stock issuable upon conversion thereof)
1.Definitions. For purposes of this Agreement:
1.1“Affiliate” means, (i) with respect to any specified Person (other than DNS-BYMT, LLC (“DNS”), S2G Ventures Fund I, L.P. (“S2G”) and Primerose Development Group Limited and Total Formation Inc. (collectively, “Tsai”)), any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; (ii) with respect to DNS, (A) Gigi Pritzker Pucker and Thomas J. Pritzker and each of their lineal ancestors, lineal descendants, siblings and the lineal descendants of such siblings, and the current or former spouse(s) of any of the aforementioned individuals and the trustee(s) or any trust(s) for the benefit of any one or more of the aforementioned individuals, and (B) any Person directly or indirectly owned by, controlled by or under common control with a Person described in clause (A); (iii) with respect to S2G, (W) Lukas Walton and each of his lineal ancestors, lineal descendants, siblings and the lineal descendants of such siblings, and the current or former spouse(s) of any of the aforementioned individuals and the trustee(s) or any trust(s) for the benefit of any one or more of the aforementioned individuals, and (X) any Person directly or indirectly owned by, controlled by or under common control with a Person described in clause (W); (iv) with respect to Tsai, (Y) Ming-Chung Tsai and Ming-Hsing Tsai and each of their lineal ancestors, lineal descendants, siblings and the lineal descendants of such siblings, and the current or former spouse(s) of any of the aforementioned individuals and the trustee(s) or any trust(s) for the benefit of any one or more of the aforementioned individuals, and (Z) any Person directly or indirectly owned by, controlled by or under common control with a Person described in clause (Y); and (v) with respect to Union Grove Partners Direct Fund, LP (“Union Grove”), an Affiliate of Union Grove shall include Morgan Creek Partners Venture Access Fund, L.P. Further, solely for the purpose of determining whether Strategic Partners VII Investments, L.P. (Series D) (“Blackstone”) or GreatPoint Ventures Innovation Fund, LP (“GPV Innovation Fund”), or GreatPoint Ventures Innovation Parallel Fund, L.P. (together with GPV Innovation Fund, “GPV”) is considered a “Major Investor” hereunder, (a) PROOF I, LLC, BM1 P, LLC and BM2 P, LLC shall each be deemed to be an Affiliate of Blackstone and (b) DNS shall be deemed to be an Affiliate of GPV; provided that, for purposes of clarification, neither PROOF I, LLC, BM1 P, LLC nor BM2 P, LLC shall be deemed to be an Affiliate of Blackstone and DNS shall not be deemed to be an Affiliate of GPV for purposes of Subsections 1.2 and 1.3 of the Purchase Agreement.
1.2“Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
1.3“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.4“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.5“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.6“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.7“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.8“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.9“GAAP” means generally accepted accounting principles in the United States.
1.10“Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.11“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
1.12“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.14“Key Holder Registrable Securities” means (i) the shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.
1.15“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
1.16“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.17“Person” means any individual, corporation, partnership, firm, trust, trustee, limited liability company, association, joint stock company, foundation, joint venture, unincorporated organization, governmental entity, any department, agency or political subdivision thereof or other entity.
1.18“Preferred Directors” shall have the meaning set forth in the Restated Certificate.
1.19“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock.
1.20“Pro Rata” shall have the meaning set forth in Section 4.1(b) hereof.
1.21“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, 2.10, 3.1, 3.2, 4.1 and 6.6; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.22“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.23“Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.
1.24“Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time.
1.25“SEC” means the Securities and Exchange Commission. Securities Act.
1.26“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.27“SEC Rule 145” means Rule 145 promulgated by the SEC under the
1.28“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.29“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.
1.30“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.
1.31“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.
1.32Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.
1.33“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.
1.34“Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.0001 per share.
1.35“Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.0001 per share.
1.36“Series G Preferred Stock” means shares of the Company’s Series G Preferred Stock, par value $0.0001 per share.

1.37“Series H Preferred Stock” means shares of the Company’s Series H Preferred Stock, par value $0.0001 per share.
2.Registration Rights. The Company covenants and agrees as follows:
2.1Demand Registration.
(a)Form S-1 Demand. If at any time after the earlier of (i) October 31, 2022 or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement, if the anticipated aggregate offering price, net of Selling Expenses, would equal or exceed $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.
(b)Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.
(c)Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that (x) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, the Company may not invoke this right more than twice in any twelve (12) month period and (y) in the case of any registration other than in (x), the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.
(d)The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).
2.2Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3Underwriting Requirements.
(a)If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(b)In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty-five percent (35%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of at least 55% of the Registrable Securities registered thereunder, voting together as a single class on an as- converted to Common Stock basis, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, the Company shall use its commercially reasonable efforts to extend such one hundred twenty (120) day period until the earlier of (x) the first date as of which all such Registrable Securities are sold and (y) three (3) years from the date of filing of such Form S-3 registration statement;
(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
2.5Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including, but not limited to, all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $75,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of at least 55% of the Registrable Securities, voting together as a single class on an as-converted to Common Stock basis, agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 55% of the Registrable Securities then outstanding, voting together as a single class on an as-converted to Common Stock basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.
2.11“Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
2.12Restrictions on Transfer.
(a)The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.
(c)The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled, subject to any other contractual restriction on the sale, pledge or transfer of such Restricted Securities, to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes or otherwise transfers Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.13Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:
(a)the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time;
(b)such time following the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Restricted Securities without limitation during a three-month period without registration; and
(c)the fourth (4th) anniversary of the closing of an IPO.
3.Information Rights.
3.1Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company (provided further that any Major Investor shall not be deemed a competitor of the Company as a result of its investment in other companies and SRI Holding, LLC (“Tyson”) and its Affiliates shall not be considered a competitor under any circumstances):

(a)as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Board, including at least one Preferred Director (unless the Board, including at least one Preferred Director, determines that such financial statements need not be audited and certified by independent public accountants).
(b)as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(d)as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;
(e)such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or similar highly confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (iii) if the recipient has a conflict of interest as reasonably determined by the Board of the Company in good faith.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2Inspection. The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information (i) that it reasonably and in good faith considers to be a trade secret or similarly highly confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (iii) if the Major Investor has a conflict of interest as reasonably determined by the Board in good faith.
3.3Observer Rights.
(a)As long as KPCB Holdings, Inc., as nominee (“KPCB”) owns not less than 1,000,000 shares of the Series A Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of KPCB to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.
(b)As long as Obvious Group LLC (“Obvious”) owns not less than 1,400,000 shares of the Series B Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of The Obvious Corporation or its Affiliates to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(c)As long as Gates Ventures, LLC (“GV”) owns not less than 650,000 shares of the Series C Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of GV or its Affiliates to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.
(d)As long as Tsai or its Affiliates own not less than 1,200,000 shares of the Series D Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Tsai to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.
(e)As long as S2G or its Affiliates own not less than 860,000 shares of the Series D Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of S2G to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.
(f)As long as Union Grove and its Affiliates own not less than 500,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), if a representative of Union Grove is not then serving on the Board, then the Company shall invite a representative of Union Grove to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.
(g)As long as Tyson owns not less than 1,800,000 shares of the Series F Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Tyson to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.
(h)As long as Innovative Fund, LLC (“Future Foods”) and its Affiliates own not less than 800,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Future Foods to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.
(i)As long as Mitsui & Co. (U.S.A.), Inc. (“Mitsui”) and its Affiliates own not less than 400,000 shares of the Series F Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Mitsui to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.
(j)As long as Cleveland Avenue, LLC (“Cleveland Avenue”) and its Affiliates own not less than 800,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Cleveland

Avenue to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.
3.4Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first. The covenants set forth in Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Restated Certificate, whichever event occurs first.
3.5Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Furthermore, nothing contained herein shall prevent any Investor from (x) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor does not, except as permitted in accordance with this Subsection 3.5, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (y) making any disclosures required by law, rule, regulation or court or other governmental order.

4.Rights to Future Stock Issuances.
4.1Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.
(a)The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)By notification to the Company within fifteen (15) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities) (such proportion, the “Pro Rata”). At the expiration of such fifteen (15) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).
(c)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.
(d)The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); and (ii) the issuance of shares of Series H Preferred Stock pursuant to the Purchase Agreement.
(e)Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.
4.2Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time, whichever event occurs first.
5.Additional Covenants.
5.1Insurance. The Company shall use commercially reasonable efforts to maintain its Directors and Officers liability insurance policy with a coverage limit that is customary for similarly-situated companies, until such time as the Board, including the directors appointed by Union Grove, Obvious and DNS, determines that such insurance may have a lower minimum coverage or should be discontinued.
5.2Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and intellectual property and confidentiality assignment agreement and to assign all necessary intellectual property to the Company.
5.3Employee Stock. Unless otherwise approved by the Board, including a majority of the Preferred Directors (as defined in the Restated Certificate), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board, including a majority of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. No stock option, restricted stock or similar equity grant issued to employees and consultants shall be transferable until such time as such stock option, restricted stock or similar equity grant is fully vested.
5.4Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed- upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out- of-pocket expenses incurred (consistent with the Company’s travel and other applicable policies) in connection with attending meetings of the Board (and any committee thereof) and with handling any other Board matters.
5.5Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time, or elsewhere, as the case may be.
5.6Use of Name of Gates Ventures. None of the parties to this Agreement (except GV) shall use GV’s name (or the name of any affiliate of GV) in any press release, published notice or other publication relating to GV’s investment in the Company without the prior written consent of GV. For the avoidance of doubt, the Company may advise (i) other stockholders and (ii) subject to a confidentiality agreement, prospective investors or acquirers of the fact of GV’s investment in the Company and may make any other disclosure regarding GV’s investment in the Company as required by law or legal process, provided that the Company provides GV reasonable advance notice of such disclosure.
5.7Termination of Covenants. The covenants set forth in this Section 5, except for this Subsection 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time, whichever event occurs first.
6.Miscellaneous.
6.1Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members or (iii) after such transfer, holds at least 500,000 shares of Registrable Securities (or all of Holder’s shares, if Holder held less than 500,000 shares subsequent to such transfer) (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11, and that certain Voting Agreement of even date herewith by and among the Company and the Investors and Key Holders named therein. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.2Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.
6.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A, Schedule B or Schedule C (as applicable) hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, it shall be sent to Beyond Meat, Inc., 1325 El Segundo Blvd, El Segundo, CA 90245, Attention:

Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, CA 94025, Attention: Harold Yu, Esq.
6.6Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 55% of the Registrable Securities then outstanding, voting together as a single class on an as-converted to Common Stock basis; provided that (i) the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver) and (ii) Subsection 5.6 may not be amended or waived without the consent of GV; and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, that if any Investor who waives the provisions of Section 4 on behalf of other Investors with respect to a particular transaction does purchase securities in such transaction, then such waiver shall not be effective with respect to all Investors unless the holders of (a) at least 75% of the then outstanding shares of Series C Preferred Stock, (b) at least 60% of the then outstanding shares of Series D Preferred Stock, (c) at least 60% of the then outstanding shares of Series E Preferred Stock, (d) at least a majority of the then outstanding shares of Series F Preferred Stock and (e) at least a majority of the then outstanding shares of Series G Preferred Stock consent in writing to such waiver (“Supermajority Approval”); provided, further, that in the event of a Supermajority Approval, such waiver shall not be effective with respect to any Investor that, together with its Affiliates, holds at least 1,000,000 shares of Series H Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) unless the holders of at least a majority of the then outstanding shares of Series H Preferred Stock consent in writing to such waiver. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders who are then providing services to the Company as a director, employee, officer or consultant. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Key Holder without the written consent of such Key Holder, unless such amendment, termination, or waiver applies to all Key Holders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.7Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.8Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
6.9Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series H Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series H Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.10Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
6.11Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

BEYOND MEAT, INC.

By:	/s/ Ethan Brown
Ethan Brown
Chief Executive Officer

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Scott Ryles
Name:	Scott Ryles
Title:	President and chairman

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF. the parties have executed this Amended and Restated Investors" Rights Agreement as of the date first written above.

INVESTOR:

ANIMAL LIBERATION PRIVATE FOUNDATION

By:	/s/ Marino Di Pietro
Name:	Marino Di Pietro
Title:	Authorized Signor

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

AVONDALE AGENTS LIMITED

By:	/s/ John Wang
Name:	John Wang
Title:	Director

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BERNHARD VAN LENGERICH

By:	/s/ Bernhard Van Lengerich
(Signature)

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

DNS-BYMT,LLC

By:	/s/ Derek Arend
Derek Arend
President

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

BEYOND MEAT CA LLC
By: Cleveland Avenue Food and Beverage
Funds Holdings LLC, its Sole Member

By:	/s/ Donald Thompson
Donald Thompson
Authorized Representative

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

CA FOOD I FUND, LLC
By: Cleveland Avenue, LLC its manager

By:	/s/ Donald Thompson
Donald Thompson
Chief Executive Officer

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OBVIOUS GROUP LLC

By:	/s/ Ev Williams
Name:	Ev Williams
Title:	Partner

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the patties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

CLEVELAND MANOR INVESTMENTS IILLC

By:	/s/ Donald Thompson
Donald Thompson
Manager

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OBVIOUS VENTURES I, L.P.
By: Obvious Ventures Management, L.L.C.
Its: General Partner

By:	/s/ James Joaquin
Name:	James Joaquin
Title:	Managing Director

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CLOSED LOOP CAPITAL INVESTMENTS, L.P.

By:	/s/ Jason Ingle
Name:	Jason Ingle
Title:	Managing Partner

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER

/s/ Ethan Brown
Ethan Brown

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SETH GOLDMAN REVOCABLE TRUST

By:	/s/ Seth Goldman
Seth Goldman
Trustee

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the patties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

GATES FRONTIER, LLC

By:	/s/ Alan Heuberger
Name:	Alan Heuberger
Title:	Authorized Signature

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BUNGE VENTURES LTD.

By:	/s/ Nanda Kumar Puthucode
Name:	Nanda Kumar Puthucode
Title:	Managing Director

Address:

Email:

By:	/s/ Alanna Weifenbach
Name:	Alanna Weifenbach
Title:	Senior Director

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE GOLDMAN FARKAS 2017 DESCENDANTS TRUST

By:	/s/ Ethan Goldman
Name:	Ethan Goldman
Title:	trustee

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GREATPOINT VENTURES INNOVATION FUND, L.P.

BY: GREATPOINT INVESTMENT PARTNERS, LLC,
ITS GENERAL PARTNER

By:	/s/ Ray Lane
Name:	Ray Lane
Title:	Managing Partner

GREATPOINT VENTURES INNOVATION PARALLEL FUND, L.P.

BY: GREATPOINT INVESTMENT PARTNERS, LLC,
ITS GENERAL PARTNER

By:	/s/ Ray Lane
Name:	Ray Lane
Title:	Managing Partner

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

INNOVATIVE FUND, LLLC
By: Innovative Fund GP, LLC
Its: Manager

By:	/s/ Craig Shapiro
Name:	Craig Shapiro
Title:	Managing Director

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE JULIE D. FARKAS REVOCABLE TRUST

By:	/s/ Julie Farkas
Name:	Julie Farkas
Title:	Self

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

MORGAN CREEK PARTNERS VENTURE ACCESS FUNDS, L.P.
By: Morgan Creek Partners Venture, LLC
Its: General Partner

By:	/s/ Mark W. Yusko
Name:	Mark W. Yusko
Title:	Managing Member

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

PRIMEROSE DEVELOPMENT GROUP LIMITED

By:	/s/ Tsai Ming-Chung
Name:	Tsai Ming-Chung
Title:	Director

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

Proof I, LLC

By:	/s/ John Backus

Name:	John Backus
Title:	Managing Member

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

BM1 P, LLC

By:	/s/ John Backus
Name:	John Backus
Title:	Managing Member

Address:

INVESTOR:

BM2 P, LLC

By:	/s/ John Backus
Name:	John Backus
Title:	Managing Member

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

STRATEGIC PARTNERS VII INVESTMENTS, L.P. (SERIES D)

By:
Its:

By:	/s/ Michael Petryczenko
Name:	Michael Petryczenko
Title:	Senior Vice President

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SUGAR BEAR INVESTMENTS, LLC

By:	/s/ Brian Valentine
Name:	Brian Valentine
Title:	Manager

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

TOTAL FORMATION INC.

By:	/s/ John Wang
Name:	John Wang
Title:	Director

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

ULTIMATE EPOCH LIMITED

By:	/s/ John Wang
Name:	John Wang
Title:	Director

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

UNION GROVE PARTNERS VENTURE ACCESS FUND II, LP
By: Union Grove Venture Partners 2014, LLC Its: General Partner

By:	/s/ Greg Bohlen
Name:	Greg Bohlen
Title:	MD

Address:

Email:

INVESTOR:

UNION GROVE PARTNERS VENTURE ACCESS FUND II-B, LP
By: Union Grove Venture Partners 2014, LLC
Its: General Partner

By:	/s/ Greg Bohlen
Name:	Greg Bohlen
Title:	MD

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

UNION GROVE PARTNERS DIRECT VENTURE FUND, LP
By: Union Grove Venture Partners 2014, LLC
Its: General Partner

By:	/s/ Greg Bohlen
Name:	Greg Bohlen
Title:	MD

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

UNICORN LINK INTERNATIONAL, LTD

By:	/s/ Yeung Chun Ip David

Name:	Yeung Chun Ip David
Title:	Director

Address:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

HUMANE SOCIETY OF THE UNITED STATES

By:	/s/ G. Thomas Waite
Name:	G. Thomas Waite
Title:	CFO
Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

INVESTOR:

TYSON NEW VENTURES, LLC
(f/k/a SRI Holding, LLC

By:	/s/ Tom Mastrobuoni
Name:	Tom Mastrobuoni for Justin Whitmore
Title:	CFO - Tyson Ventures

Address:

Email:

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

SCHEDULE A
NEW INVESTORS
Name and Address
PROOF I, LLC
BM2 P, LLC
Strategic Partners VII Investments, L.P. (Series D)
GreatPoint Ventures Innovation Parallel Fund, L.P.

BEYOND MEAT, INC. -AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

SCHEDULE B
EXISTING INVESTORS
Name and Address
Obvious Group LLC
KPCB Holdings, Inc., as nominee
Morgan Creek Partners Venture Access Funds, L.P.
Gates Ventures, LLC
Sugar Bear Investments, LLC
Julie D. Farkas Revocable Trust
Calvert Social Investment Foundation
Little Harbour SAZ, LLC
Humane Society of the United States
Closed Loop Capital Investments, L.P.
Animal Liberation Private Foundation
General Mills, Inc.
DNS-BYMT, LLC
Primerose Development Group Limited
Total Formation Inc.
S2G Ventures Fund I, L.P.
Evan Williams
Union Grove Partners Direct Venture Fund, LP
Innovative Fund, LLC
Obvious Ventures I, L.P.
Eminent Harmony Limited
MLC50 LP INC.

David Zarfes
Stray Dog Capital, LLC
Greatpoint Ventures Innovation Fund, LP
New Crop Capital
Foundry Square Investors XV, LLC
Alice and Harold Yu Family Trust established July 16, 2009, Harold M. Yu and Alice C. Yu, as trustees
SRI Holding, LLC
Unicorn Link International, Ltd.
Seth Goldman Revocable Trust
Avondale Agents Limited
Beyond Meat CA LLC
Cleveland Manor Investments II LLC
CA Food I Fund, LLC
Eichner Investments LLC
Felicia J. Levin 1995 Family Trust UAD 12/15/1995
H. Barton Co-Invest Fund III, LLC
Thomas Middleditch
The Gary M. Lauder Revocable Trust
Bernhard Van Lengerich
Suzy Welch Revocable Trust
John F. Welch, Jr. 2004 Revocable Trust
Yak Kapital LLP
Ambrosia SPV 1
Broad Street Principal Investments, L.L.C.

PROOF I, LLC
BM1 P, LLC
Ismene, Ltd.
Steve Cohen
MMBL Enterprises WA, LLC
Ultimate Epoch Limited
Blue Horizon Corporation Inc.
Sidney W. Swartz 1982 Family Trust A for Jeffrey Swartz
Judith H. Swartz
Sidney W. Swartz 1982 Family Trust C for the Issue of Jeffrey Swartz
The C. Malle 1996. Trust
Arieh Mimran
Shaun Roger White Family Trust
Ambrosia SPV 1
Y Capital Management Inc.
Tommaso Chiabra
Anadan, LLC
The Right Hand Left Hand Trust
Anthony D. Gonzalez
Demming International Ltd
Big Loud Capital, LLC
Dog Staff, LLC
Polycomp Trust Company, Custodian FBO Beth Moskowitz
Isabella Brewster Davis
Diana T. O’Bryan

Robiskie Holdings LLC
Lisa Koshy
Spanky’s Clothing, Inc.
Nick Adler
Eight24 Ventures, LLC
StevenBelieving Trust

SCHEDULE C
KEY HOLDERS
Name and Address
Ethan Brown
Plinio J. Garcia, Jr.
D.J. Kim
Ken Lisse
Laura Maslon
Shaun Fanning
Wren Maloney
Roderick McDonald
Arthur McCay
Brent Taylor
Sidney W. Swartz 1982 Trust B for Jeffrey Swartz

PowerPlant Ventures, L.P.